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Exhibit 10.12

April 26, 2007

To: KHI Parent Inc.

Re: Equity Commitment

Gentlemen:

        1.  Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the "Merger Agreement"), by and among KHI Parent Inc., a Delaware corporation ("Parent"), KHI Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Harman International Industries, Incorporated, a Delaware corporation (the "Company"), pursuant to which Parent will acquire the Company by merging Merger Sub with and into the Company (the "Merger"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement. This letter is being delivered to Parent in connection with the execution of the Merger Agreement by Parent, Merger Sub and the Company. Those Persons who delivered equity commitment letters to KHI Holdings LP on the date hereof are collectively referred to herein as the "Investors".

        2.  This letter confirms the commitment of the undersigned, subject to the conditions set forth herein, to purchase, or cause an assignee permitted by Section 4 of this letter to purchase, the undersigned's pro rata portion of the shares of common stock, par value $0.01 per share, of Parent (the "Subject Shares"), immediately prior to the time Parent, Merger Sub and the Company become obligated under the Merger Agreement to effect the Closing, for an aggregate purchase price equal to the dollar commitment set forth next to the undersigned's name on Schedule A (the dollar commitment set forth next to the name of the undersigned is referred to herein as the "Commitment") solely for the purpose of funding, and to the extent necessary to fund, the cash portion of the Merger Consideration, and costs and expenses related to the transactions contemplated by the Merger Agreement; provided, that the undersigned shall not, under any circumstances, be obligated to contribute to Parent (or on behalf of Parent, to Merger Sub or any of its subsidiaries (including the Company)) more than the Commitment. The undersigned's obligation to fund the Commitment is subject to the satisfaction or waiver (in the manner agreed by the Investors) by Parent of the conditions precedent to Parent's and Merger Sub's obligation to effect the Closing in Sections 6.01 and 6.03 of the Merger Agreement, and will occur contemporaneous with the Closing and the simultaneous issuance to the undersigned of the Subject Shares. The total amount to be funded under this letter will be reduced in the manner agreed by KKR 2006 Fund, L.P. ("KKR") in the event that the full amount of the commitments set forth on Schedule A (the "Aggregate Commitments") are not necessary to satisfy all costs and expenses described above. The undersigned acknowledges that equity funding of Parent will occur pursuant to the single integrated plan that includes the exchanges of Shares for shares of Parent Common Stock pursuant to the Merger and a Parent Stock Election and/or Irrevocable Option Election. For U.S. federal income Tax purposes, it is intended that the exchange of Shares for shares of Parent Common Stock pursuant to the Merger and a Parent Stock Election and/or Irrevocable Option Election, taken together with the Equity Financing, shall qualify as an exchange described in Section 351 of the Code.

        3.  The undersigned's obligation to fund the Commitment will terminate automatically and immediately upon the earlier to occur of (a) termination of the Merger Agreement, (b) March 11, 2008, (c) other than at the direction of KKR, Parent, any successor or permitted assign or any Person acting on their behalf seeking to enforce or cause Parent to enforce a Commitment hereunder or under any equity commitment letter to Parent of any other Investor or any other provision of this Agreement, and (d) the Company or any of its Affiliates asserting in any litigation or other proceeding or any enforcement action against any Investor or its Affiliates in connection with the Merger Agreement or any of the transactions contemplated hereby or thereby, including under any limited guarantee of even date herewith of any Investor (each, a "Limited Guarantee") (other than any claim relating to a breach or seeking to prevent a breach of the Confidentiality Agreement).

        4.  The undersigned's obligation to fund the Commitment and right to purchase the Subject Shares may not be assigned, except as permitted in this Section 4. Subject to the terms and conditions of any interim investors agreement or similar agreement entered into by and between the Investors on or after the date hereof in connection with the Merger, the undersigned may (i) assign all or a portion of its obligations to fund the Commitment to any other Investor or any of the undersigned's Affiliates (so long as, in the case of an assignment to the undersigned's Affiliates, such assignment does not directly or indirectly transfer any of the underlying economics of the Commitment to any unaffiliated third party) or (ii) assign a portion of its obligations to fund the Commitment to one or more other individuals or entities with the consent of KKR; provided, that any such assignment pursuant to clause (i) or (ii) above shall not relieve the undersigned of its obligations under this letter; provided further, that no assignment may be made by the undersigned if such assignment would result in a breach of Section 5.09(c) of the Merger Agreement.

        5.  Subject to Section 3 hereof, this letter shall be binding solely on, and inure solely to the benefit of, the undersigned and Parent and their respective successors and permitted assignees, and nothing set forth in this letter shall be construed to confer upon or give to any Person other than, subject to Section 3 hereof, the undersigned and Parent and their respective successors and permitted assignees any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the Commitment or any provisions of this letter.

        6.  Notwithstanding anything that may be expressed or implied in this letter, Parent, by its acceptance of the benefits of this equity commitment, covenants, agrees and acknowledges that no Person other than the undersigned and its successors and permitted assignees shall have any obligation hereunder and that, notwithstanding that the undersigned or any of its successors or permitted assignees may be a partnership or limited liability company, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of the undersigned or any of its successors or permitted assignees or any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of the undersigned or any of its successors or permitted assignees or any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing, as such, for any obligations of the undersigned or any of its successors or permitted assignees under this letter or any documents or instrument delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligation or their creation.

        7.  This letter may only be enforced by Parent at the direction of KKR in its sole discretion. Parent shall have no right to enforce this letter unless directed to do so by KKR in its sole discretion. Neither Parent's nor Merger Sub's creditors shall have any right to enforce this letter or to cause Parent or Merger Sub to enforce this letter.

        8.  The undersigned hereby represents and warrants to Parent as follows:

          (a)  The undersigned is duly organized, validly existing and in good standing (to the extent its jurisdiction of organization recognizes the concept of good standing) under the laws of its jurisdiction of organization.

          (b)  The execution, delivery and performance of this letter agreement by the undersigned is within its corporate, partnership or limited liability company powers and has been duly authorized by all necessary action, and no other proceedings or actions on the part of the undersigned are necessary to perform its obligations hereunder. This letter is a valid and binding obligation of the undersigned enforceable against it in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

          (c)  The execution, delivery and performance by the undersigned of this letter do not and will not (i) violate the organizational documents of the undersigned, (ii) violate any applicable law or court or governmental order to which the undersigned or any of its assets are subject or (iii) require any consent or other action by any Person under, constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in any breach of or give rise to any right of termination, cancellation, amendment or acceleration of, any right or obligation of the undersigned, except for such violations, consents, actions, defaults, rights or obligations which would not adversely affect the undersigned's ability to perform its obligations hereunder.

          (d)  The undersigned (and its permitted Affiliate assignees, if any) will have on the Closing Date the funding necessary to fund the Commitment.

        9.  This letter may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

        10.  This letter may not be amended except by an instrument in writing signed by each of the parties hereto.

        11.  THIS LETTER SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The parties consent to exclusive jurisdiction in the United States District Court for the Southern District of New York (and any courts from which appeals from judgments of that court are heard) as to any dispute or claim as to which there is subject matter jurisdiction in that court and, for all other disputes or claims, the parties consent to exclusive jurisdiction in the Supreme Court of the State of New York, New York County (and any courts from which appeals from judgments of that court are heard). Each of the parties hereto agrees that a final judgment (subject to any appeals therefrom) in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this letter or the transactions contemplated hereby in any New York State or Federal court in accordance with the provisions of this Section 11.

        12.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER, OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO

THIS LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

Very truly yours,
KHI HOLDINGS LP
By: KHI Manager LLC, its general partner
By:	/s/ Brian F. Carroll Name: Brian F. Carroll Title: President
Accepted and Acknowledged as of the date first written above:
KHI Parent Inc.
By:	/s/ Brian F. Carroll Name: Brian F. Carroll Title: President

Schedule A

Investor	Dollar Commitment
KHI Holdings LP	$3,500,000,000

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Schedule A